Exhibit 99.2

Ameritrans Announces Results of Special Meeting of Shareholders

NEW YORK, December 10, 2009 -- Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) announced today that at a special meeting of stockholders the Investment Advisory and Management Agreement between the Company and Velocity Capital Advisors, LLC has been approved by the stockholders of the Company, and has now become effective.  Michael Feinsod, CEO and President of Ameritrans commented, "We look forward to moving ahead with the continued expansion of our Corporate Loan portfolio as described in the proxy statement delivered to stockholders in respect of the special meeting. We are excited at the prospects of our relationship with Velocity Capital Advisors, LLC and believe our unique corporate structure positions the Company to take advantage of the current corporate lending environment."

About Ameritrans

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (BDC) under the Investment Company Act of 1940, as amended. Ameritrans originates, structures and manages a portfolio of secured business loans and selected equity securities. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

Ameritrans Capital Corporation

Michael Feinsod

212-355-2449